Exhibit 10.3

AEP INDUSTRIES INC.

Form of Restricted Stock Award Agreement

Under 2013 Omnibus Incentive Plan

Participant:

Grant Date:

Number of Shares of Restricted Stock in Award:

1. Grant Of Restricted Stock Award. AEP Industries Inc. (the “Company”), as permitted by the AEP Industries Inc. 2013 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant (identified above), a Restricted Stock Award (this “Award”) for the number of shares of the Company’s common stock set forth above (the “Restricted Stock”), as of the Grant Date set forth above. This Award shall be pursuant to and subject to all of the terms and conditions of this Award Agreement (this “Agreement”) and the Plan, the provisions of which are incorporated herein. Capitalized terms not defined herein have the meanings ascribed to such terms in the Plan.

2. Vesting. The Restricted Stock will vest in full on the first anniversary of the Grant Date (the “Vesting Date”), subject to Participant’s continued service to the Company through the Vesting Date.

3. Termination Of Services; Forfeiture. Notwithstanding any other provision of this Agreement:

(a) Termination for Any Reason. Any unvested shares of Restricted Stock subject to this Award shall be immediately canceled and forfeited if the Participant’s services with the Company or a Subsidiary are terminated for any reason.

(b) Discretion to Accelerate. Notwithstanding the provisions of Section 3(a) hereof, the Committee retains the right to accelerate the vesting of all or a portion of the shares of Restricted Stock subject to this Award.

4. Change In Control. The Committee may in its discretion accelerate the vesting of all or a portion of the shares of Restricted Stock upon the occurrence of a Change in Control.

5. Section 83(B). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to provide the Company with a copy of any such election within 10 calendar days of making such an election.

6. Rights As Stockholder. Except for the potential forfeitability of the Restricted Stock before the lapse of restrictions set forth in Section 2 hereof, the Participant has all rights of a stockholder (including voting and dividend rights) commencing on the date of the Company’s book entry evidencing the grant of Restricted Stock under this Agreement. With respect to any dividends that are paid with respect to the Restricted Stock between the date of this Agreement and the end of any applicable Period of Restriction, such dividends (whether payable in cash or shares) shall be subject to the same restrictions as the Restricted Stock, including any forfeiture provisions described in Section 3 hereof.

7. Restrictions on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Restricted Stock granted hereby until such time as such Restricted Stock becomes vested pursuant to the provisions of this Agreement.

8. Consent to Transfer of Personal Data. In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an affiliate or to its outside service providers or governmental agencies. By accepting this Award, the Participant consents, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of the Participant’s personal data to such entities for such purposes.

9. Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

10. Entire Agreement; Amendment; Survival; Assignment. The terms, conditions and restrictions set forth in the Plan and this Agreement constitute the entire understanding between the parties hereto regarding this Award and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Agreement may be amended by a subsequent writing (including e-mail or other electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Agreement. The provisions of this Agreement that are intended to survive a Participant’s termination of service shall survive such date. The Company may assign this Agreement and its rights and obligations hereunder to any Affiliate.

11. No Right to Continued Service. This Award does not confer on the Participant any right to continue to provide services to the Company or interfere in any way with the right of the Company to determine the terms of the Participant’s status as a service provider to the Company.

12. Resale Restrictions. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Stock. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Stock issued to you pursuant to this Award unless an exemption from registration under applicable securities laws is available. You agree that any resale by you of the shares of Stock issued pursuant to this Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Stock or permit the resale of any Stock if such issuance or resale would violate any such requirements.

13. Restrictive Covenants; Compensation Recovery. By signing this Agreement, Participant acknowledges and agrees that the Restricted Stock subject to this Award or any Award previously granted to Participant by the Company or an Affiliate shall (1) be subject to forfeiture as a result of the Participant’s violation of any agreement with the Company regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (2) shall be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Company or any of its Affiliates. For avoidance of doubt, compensation recovery rights to shares (including shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of shares. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Company’s grant of this Award.

14. Conflict. This Agreement is subject to the terms and provisions of the Plan, including but not limited to the adjustment provisions under Section 13 of the Plan. In the event of a conflict between the Plan and this Agreement, the documents shall control in that order (that is, the Plan and then this Agreement). All interpretations or determinations of the Committee shall be binding and conclusive upon the Participant and his legal representatives on any question arising hereunder or under the Plan.

15. Notices. All notices hereunder shall be delivered or mailed to the following addresses:

If to the Company:

AEP Industries Inc.

Attention: Secretary

95 Chestnut Ridge Road

Montvale, NJ 07645-1801

If to the Participant:

To the address set forth in the signature block below, or such other address that the Company has on file from time to time.

Such address may be changed at any time provided notice of such change is furnished in advance to the Participant.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one document.

17. Governing Law. This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of New Jersey, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

SIGNATURE PAGE FOLLOWS

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

AEP INDUSTRIES INC.

Dated: [month and date], [year]	By:

Name:

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY AFFILIATE, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. PARTICIPANT ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN. PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

PARTICIPANT

Dated: [month and date], [year]	By:

Name:

Address: